Exhibit 10.3

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 5th day of July, 2022, by and among Ambipar Emergency Response, an exempted company incorporated with limited liability in the Cayman Islands (the “Issuer”), HPX Corp., an exempted company incorporated with limited liability in the Cayman Islands (“HPX”), and the Ambipar Participações e Empreendimentos S.A., a sociedade anônima organized under the laws of Brazil (the “Subscriber”).

WHEREAS, on May 3, 2022, the Subscriber, formed two new wholly-owned subsidiaries, Ambipar Merger Sub, an exempted company incorporated with limited liability in the Cayman Islands (“Merger Sub”) and the Issuer.

WHEREAS, as soon as practicable following the date hereof, Merger Sub, Emergência Participações S.A., a sociedade anônima organized under the laws of Brazil (the “Company”) and the Subscriber shall enter into a contribution agreement pursuant to which, prior to the consummation of the Transactions (as defined below), the Subscriber will contribute to Merger Sub all of the issued and outstanding equity of the Company in consideration for newly issued Merger Sub ordinary shares (the “Pre-Closing Exchange”) and, after giving effect to the Pre-Closing Exchange, the Company will become a wholly-owned subsidiary of Merger Sub;

WHEREAS, pursuant to, and upon the terms and subject to the conditions set forth in, the Business Combination Agreement entered into on or about the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), among the Issuer, Merger Sub, HPX, the Company and the Subscriber, the following transactions (collectively, the “Transactions”) will occur on or around the Closing Date (as defined below): (i) HPX will be merged with and into Issuer, with Issuer as the surviving entity and (ii) subsequent to the transaction described in the foregoing clause (i), Merger Sub will be merged with and into Issuer with Issuer as the surviving entity. The “Second Effective Time” as defined in the Business Combination Agreement shall be referred to herein as the “Transactions Closing”;

WHEREAS, the Subscriber and the Company have entered into a loan agreement, dated July 5, 2022 (the “Loan Agreement”).

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer, substantially concurrently with, and contingent upon, the consummation of the Transactions, 5,050,000 Class B ordinary shares in the Issuer, par value $0.0001 per share (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Subscription Price”) and an aggregate purchase price of $50,500,000 (the “Subscription Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment, in cash or in kind (in exchange for the partial contribution of debt into equity in the amount of $50,500,000 pursuant to the Loan Agreement), of the Subscription Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Issuer is entering into separate subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”), with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or certain institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) of Regulation D under the Securities Act) (each, an “Other Subscriber” and, together with Subscriber, the “Subscribers”), severally and not jointly; and

WHEREAS, the aggregate number of Shares to be sold by the Issuer pursuant to the this Subscription Agreement equals, as of the date hereof, 5,050,000 Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Subscription Price, the Shares (such subscription and issuance, the “Subscription”).

2.	Settlement Date and Delivery.

2.1	Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur substantially concurrent with the consummation of the Transactions Closing (the date of the Closing, the “Closing Date”) subject to the terms and conditions set forth herein; provided that the Closing shall occur after the First Effective Time (as defined in the Business Combination Agreement, the “First Effective Time”). Not less than five (5) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. No later than three (3) business days after receiving the Closing Notice, Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Shares to Subscriber. Subscriber shall deliver on or before two (2) business days prior to the anticipated Closing Date either (i) the Subscription Price for the Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, to be held by the escrow agent until the Transactions Closing, or (ii) if made in kind, any and all documents necessary to effect the partial conversion of debt into equity pursuant to the Loan Agreement (such documents, the “Partial Loan Contribution Documents” and such contribution the “Partial Loan Contribution”. Not later than one (1) business day after the Closing Date, the Issuer shall register, or cause to be registered in the records of the Issuer’s transfer agent (the “Transfer Agent”), the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands or Brazil are authorized or required by law to close. In the event the Closing Date does not occur within three (3) business days after the anticipated Closing Date identified in the Closing Notice, if the payment was in made in cash, Issuer shall cause the escrow agent to promptly (but not later than three (3) business days thereafter) return the Subscription Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and (ii) if payment was made in kind, the Partial Loan Contribution shall be considered null and void and the Issuer and the Subscriber will take all actions necessary to unwind the Partial Loan Contribution Documents, and any book entries shall be deemed cancelled; provided that unless this Subscription Agreement has been validly terminated pursuant to Section 5, neither the failure of the Closing to occur on the Closing Date nor such return of funds or cancellation of the Partial Loan Contribution shall (a) terminate this Subscription Agreement, (b) be deemed to be a failure of any of the conditions of Closing set forth in Section 2.3, or (c) relieve Subscriber of its obligation to purchase the Shares at the Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to or at Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

2.2	Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)	Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 3.3 shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined in Section 3.3(c) below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Subscriber Material Adverse Effect.

(b)	Closing of the Transactions. All conditions precedent to the Issuer’s, the Company’s and Merger Sub’s and HPX’s obligations to effect the Transactions Closing shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transactions Closing but subject to satisfaction or waiver thereof).

(c)	Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription (except in the case of any such order, judgment, injunction, decree, writ, stipulation, determination, award, law, statute, rule or regulation issued by any such authority located outside the United States that would not be reasonably expected to have an Issuer Material Adverse Effect (as defined in Section 3.1(d) below) or an HPX Material Adverse Effect (as defined in Section 3.2(c) below)).

(d)	Regulatory. If required by applicable governmental authorities (including, but not limited to, financial services or banking authorities), rules, regulations, orders, policies or procedures, Subscriber shall have been found suitable by such authorities.

(e)	Performance and Compliance under Subscription Agreement. Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing.

2.3	Conditions to Closing of Subscriber. Subscriber’s obligation to subscribe for and purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)	Representations and Warranties Correct.

(i)	The representations and warranties made by the Issuer in Section 3.1 shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or Issuer Material Adverse Effect (as defined in Section 3.1(d) below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, an Issuer Material Adverse Effect; provided that, in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Issuer in Section 3.1 and the facts underlying such breach would also cause a condition to the Issuer’s obligations under the Business Combination Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event the conditions in Section 2.3(b) and Section 2.3(e) are satisfied.

(ii)	The representations and warranties made by HPX in Section 3.2 shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or HPX Material Adverse Effect (as defined in Section 3.2(c) below), or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, an HPX Material Adverse Effect; provided that, in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of HPX in Section 3.2 and the facts underlying such breach would also cause a condition to HPX’s obligations under the Business Combination Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event the conditions in Section 2.3(b) and Section 2.3(e) are satisfied.

(b)	Closing of the Transactions. All conditions precedent to the Issuer’s, the Company’s and Merger Sub’s and HPX’s and the Subscriber’s obligations to effect the Transactions Closing shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transactions Closing but subject to satisfaction or waiver thereof), subject to the compliance with Section 2.3(e).

(c)	Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental, regulatory or administrative authority or any court, tribunal or judicial or arbitral body, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription (except in the case of any such order, judgment, injunction, decree, writ, stipulation, determination, award, law, statute, rule or regulation issued by any such authority located outside the United States that would not be reasonably expected to have an Issuer Material Adverse Effect (as defined in Section 3.1(d) below) or an HPX Material Adverse Effect (as defined in Section 3.2(c) below)).

(d)	Performance and Compliance under Subscription Agreement. The Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to materially and adversely affect the economic benefits Subscriber reasonably expects to receive under this Subscription Agreement.

(e)	Business Combination Agreement. The terms of the Business Combination Agreement (including the conditions thereto) shall not have been amended or waived in a manner that would reasonably be expected to materially adversely and disproportionately as compared to Other Subscribers affect the economic benefits Subscriber reasonably expects to receive under this Subscription Agreement.

(f)	Listing. (i) The Issuer’s initial listing application with New York Stock Exchange (“NYSE”) in connection with the Transactions shall have been conditionally approved, the Issuer shall be able to satisfy any applicable initial and continuing listing requirements of NYSE immediately following the Transactions Closing and the Issuer shall not have received any written notice of non-compliance therewith, and (ii) the Shares shall have been approved for listing on NYSE, subject to official notice of issuance.

3.	Representations, Warranties and Agreements.

3.1	Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber as follows:

(a)	The Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	At Closing, subject to the receipt of the Subscription Price in accordance with the terms of this Subscription Agreement and registration by the Transfer Agent, the Shares will be duly authorized, validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as in effect at such time of issuance) or the laws of the Cayman Islands.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and HPX, is the valid and binding obligation of the Issuer and is enforceable against it in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)	The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale of the Shares and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement, including the issuance and sale of the Shares (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

(e)	As of the date of this Subscription Agreement, the authorized share capital of the Issuer consists of $50,000 divided into 500,000,000 ordinary shares, with a par value of $0.0001 each, of which one such share is validly issued and fully paid, and are not subject to preemptive rights or encumbrances.

(f)	Assuming the accuracy of all of Subscriber’s representations and warranties set forth in Section 3.3, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber pursuant to and as contemplated in this Subscription Agreement. The Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to the Issuer’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)	The Issuer has provided Subscriber an opportunity to ask questions regarding the Issuer, the Company and the Transactions and made available to Subscriber all the information reasonably available to the Issuer that Subscriber has reasonably requested to make an investment decision with respect to the Shares.

(h)	Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

(i)	Except for such matters as would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(j)	The Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(k)	Assuming the accuracy of all of Subscriber’s representations and warranties set forth in Section 3.3, the Issuer is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the U.S. Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 7.19; (iv) those required by NYSE, (v) those required by the Brazilian antitrust laws, pursuant to Section 7.1(f); (vi) those required to consummate the Transactions Closing as provided under the Business Combination Agreement, (vii) any filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any law or regulation of any other jurisdiction related to competition or merger control, if applicable, (viii) those that will be obtained, made or given, as applicable, on or prior to the Closing, and (ix) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(l)	Upon consummation of the Transactions Closing, the Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on NYSE, and the Shares will be approved for listing on NYSE, subject to official notice of issuance.

(m)	Neither the Issuer nor any person acting on its behalf is under any obligation to pay any broker’s fee, finder’s fee or other fee or commission in connection with the sale of the Shares, other than the fact that HPX is responsible for the payment of any fees, costs, expenses and commissions of Credit Suisse Securities (USA) LLC and BofA Securities Inc., or any other financial institution replacing such institution (the “Placement Agents”, each a “Placement Agent”), and such obligations shall become obligations of the Issuer upon the occurrence of the Transactions Closing.

(n)	As of the date hereof, the Business Combination Agreement is valid and in full force and effect, subject to the compliance with Section 2.3(e).

(o)	The Issuer has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Issuer other than (i) the Business Combination Agreement and (ii) the Other Subscription Agreements.

3.2	HPX’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, HPX hereby represents and warrants to Subscriber as follows:

(a)	HPX is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. HPX has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	This Subscription Agreement has been duly authorized, executed and delivered by HPX and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and the Issuer, is the valid and binding obligation of HPX and is enforceable against it in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)	The execution, delivery and performance of this Subscription Agreement (including compliance by HPX with all of the provisions hereof), the issuance and sale of the Shares and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of HPX pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which HPX is a party or by which HPX is bound or to which any of the property or assets of HPX is subject, which would reasonably be expected to have a material adverse effect on the ability of HPX to enter into and timely perform its obligations under this Subscription Agreement (an “HPX Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of HPX or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over HPX or any of its properties that would reasonably be expected to have an HPX Material Adverse Effect.

(d)	HPX has provided Subscriber an opportunity to ask questions regarding HPX and the Transactions and made available to Subscriber all the information reasonably available to HPX that Subscriber has reasonably requested to make an investment decision with respect to the Shares.

(e)	Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an HPX Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of HPX, threatened against HPX, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against HPX.

(f)	HPX has not received any written communication from a governmental authority that alleges that HPX is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an HPX Material Adverse Effect.

3.3	Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and HPX and acknowledges and agrees with the Issuer and HPX as follows:

(a)	Subscriber has been duly formed or incorporated and is validly existing and, where such concept is recognized, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)	This Subscription Agreement has been duly authorized, approved by all necessary action, validly executed and delivered by Subscriber. The purchase of the Shares is fully consistent with the financial needs, objectives and conditions of the Subscriber and complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to the Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and HPX, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)	The execution, delivery and performance of this Subscription Agreement (including compliance by Subscriber with all of the provisions hereof), and the consummation of the transactions contemplated herein, including the Transactions, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, that would reasonably be expected to adversely affect the Subscriber’s ability to acquire and hold Shares and to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

(d)	In the event

(i)	Subscriber is located in the United States or is a U.S. person, Subscriber (A) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) of Regulation D under the Securities Act), in either case satisfying the applicable requirements set forth on Schedule I, and an “institutional account” as defined in FINRA Rule 4512(c), and is not an entity formed for the specific purpose of acquiring the Shares, (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (C) has exercised independent judgment in evaluating its participation in the purchase of the Shares, (D) is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring its entire beneficial interest in the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction, (E) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto) and is not a party to or bound by a binding commitment to sell or otherwise dispose of the Shares, and (F) acknowledges that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J);

(ii)	Subscriber is located outside the United States and not a U.S. person, (A) Subscriber is acquiring the Shares in an "offshore transaction" meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) Subscriber understands that the offering meets the exemptions from filing under FINRA Rule 5123(c), (C) Subscriber is are aware that the sale to it is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the Subscriber and the person, if any, for whose account or benefit the Subscriber is acquiring the Shares was located outside the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Shares was originated, and continues to be located outside the United States and not to be a U.S. person and has not purchased such Shares for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Shares or any economic interest therein to any person located in the United States or any U.S. person, and (D) Subscriber is authorized to consummate the purchase of the Shares offered pursuant to this Subscription in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made;

(iii)	Subscriber is resident in a member state of the European Economic Area, Subscriber is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”);

(iv)	Subscriber is resident in the United Kingdom, Subscriber is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”); and

(v)	Subscriber is resident in the Federative Republic of Brazil, Subscriber is a professional investor (investidor profissional) under the definition set out in Resolution No. 30 of the Brazilian securities exchange commission (CVM – Comissão de Valores Mobiliários, “CVM”) (such rule and all other CVM rules and regulations relating to the offering of securities, the “Brazilian Offering Regulations”), formed or resident in a jurisdiction other than the Federative Republic of Brazil, and able to hold securities and engage in financial settlement of securities transactions with funds held in the United States.

The information provided by Subscriber on Schedule I is true and correct in all respects.

(e)	Together with its investment adviser, if applicable, Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act or the Brazilian Offering Regulations, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the offer and sale of the Shares have not been registered under the Securities Act, the Brazilian Offering Regulations or any other applicable securities laws. Subscriber understands that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act or in a transaction not subject thereto, and in each case, in accordance with any applicable securities laws of the states and other jurisdictions where such offers and sales are made, and that any book entries or certificates representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result, Subscriber may not be able to readily offer, resell, transfer or pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, transfer or disposition of any of the Shares.

(f)	Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants, statements or agreements made to Subscriber by or on behalf of the Issuer or HPX or any of their respective affiliates, officers or directors, employees, partners, agents or representatives, or any other party to the Transactions or any other person or entity (including the Placement Agents), expressly or by implication (including by omission), other than those representations, warranties, covenants, statements and agreements of the Issuer and HPX expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties, covenants, statements or agreements other than those expressly set forth in this Subscription Agreement.

(g)	Subject to the assumption that the assets of the Issuer do not constitute “plan assets” under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA), or other plan that is not subject to the foregoing, but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code or Similar Law (each, a “Plan”), Subscriber represents and warrants that its acquisition and holding of Shares do not and will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA, section 4975 of the Code, or under Similar Law or otherwise violate the provisions thereunder.

(h)	Together with its investment adviser if applicable, in making its decision to purchase the Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and each of the Issuer’s and HPX’s representations, warranties and agreements contained in Section 3.1 and Section 3.2, respectively. Without limiting the generality of the foregoing, Subscriber is not relying upon, and has not relied upon, any statements, representation or warranty or other information provided by anyone (including HPX, the Issuer, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) other than the representations and warranties of the Issuer and HPX expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer or any of its affiliates and consolidated affiliated entities (together with the Issuer, the “Group”), HPX, the Company and the Transactions and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber has received access to and has had an adequate opportunity to review the documents made available to Subscriber by HPX and the Group. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions and receive such answers from HPX and the Issuer or any person or persons acting on their behalf concerning the terms and conditions of an investment in the Shares, have obtained such materials or information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and have independently made their own analysis and decision to invest in the Shares. Based on such information as Subscriber has deemed appropriate and without reliance upon any Placement Agent, Subscriber has independently made his/her/its own analysis and decision to enter into the Subscription. Subscriber acknowledges that no disclosure or offering document has been prepared in connection with the offer and sale of the Shares. Except for the representations, warranties and agreements of the Issuer and HPX expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on his/her/its own sources of information, investment analysis and the due diligence (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer or the Company and its subsidiaries, including but not limited to all business, legal, regulatory, accounting, financial, credit and tax matters. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change.

(i)	Subscriber acknowledges and agrees that:

(i) each of the Placement Agents is acting solely as the Issuer’s placement agent in connection with the Subscription and each Placement Agent may have affiliates that act as an advisor to the Issuer, the Company or any other person or entity in connection with the Transactions; none of the Placement Agents is acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, HPX or any other person or entity in connection with the Subscription;

(ii) neither the Placement Agents nor any of their respective directors, officers, employees, advisors, representatives and controlling persons have made, nor will any of such persons make, any representation or warranty, whether express or implied, of any kind or character nor have any such persons provided any advice or recommendation in connection with the Subscription;

(iii)            certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges and agrees that such information and projections, if applicable, were prepared without the participation of the Placement Agents and that none of the Placement Agents assumes responsibility for independent verification of, or the accuracy or completeness of, such information or projections;

(iv) the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, HPX, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to it by or on behalf of the Issuer or HPX;

(v) Subscriber has not relied on any statement, representation, warranty or information made or provided by the Placement Agents, or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing, with respect to its decision to invest in the Shares, and the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the business, affairs, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning, the Issuer, the Group or the Subscription; and

(vi) neither the Placement Agents nor any of their respective affiliates, subsidiaries, directors, officers, agents or employees shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, HPX or the Issuer or any other person or entity), whether in contract, tort, under federal or state securities laws, or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription.

(j)	Subscriber became aware of this offering of the Shares solely by means of direct contact from either the Placement Agents, the Issuer or HPX as a result of a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with the Issuer, HPX or their representatives, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Placement Agents, the Issuer or HPX. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means, and none of the Placement Agents, the Issuer or HPX or their respective representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, the Brazilian Offering Regulations, or any state securities laws or the securities laws of any other jurisdiction.

(k)	Together with its investment adviser, if applicable, Subscriber is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has had an opportunity to seek and has sought such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that (A) it (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in financial, business and private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its purchase of the Shares and (B) the purchase and sale of the Shares hereunder meets (1) the exemptions from filing under FINRA Rule 5123(b)(1)(A), (2) the institutional customer exemption under FINRA Rule 2111(b), (3) the qualified institutional buyers exemption from filing under FINRA Rule 5123(b)(1)(C) and (4) the accredited investors exemption from filing under FINRA Rule 5123(b)(1)(J).

(l)	Subscriber, alone, or together with any professional advisor(s), has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able to bear the economic risk of its investment and can afford a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)	Subscriber understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

(n)	Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, Afghanistan, the Crimea, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled 50% or more by, or acting on behalf of, any such person or persons described in any of the foregoing clauses (i) through (iv); or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money laundering-related laws administered and enforced by other governmental authorities. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that (i) none of the funds held by Subscriber and used to purchase the Shares are or will be derived from transactions with or for the benefit of any Prohibited Investor, and (ii) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)	As of the date hereof, Subscriber does not have, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer, the Subscriber or HPX. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

(p)	If Subscriber is or is acting on behalf of a Plan, Subscriber represents and warrants that none of HPX, the Issuer, the Company nor any of their respective affiliates (the “Transaction Parties”) has provided investment advice or otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be relied upon as the Plan’s fiduciary with respect to any decision in connection with its investment in the Shares (including with respect to any decision to acquire, continue to hold or transfer the Shares).

(q)	Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of HPX’s ordinary shares prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of section 13(d)(3) or section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding or disposing of equity securities of HPX (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(r)	On each date the Subscription Price would be required to be funded to the Issuer pursuant to Section 2.1, Subscriber will either have sufficient immediately available funds or will have given effect to the Partial Loan Contribution, pursuant to Section 2.1.

(s)	Subscriber agrees that no Other Subscriber (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber) shall be liable to Subscriber pursuant to this Subscription Agreement (or any Other Subscriber pursuant to any Other Subscription Agreement) or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder. Subscriber agrees that none of the Placement Agents, their respective affiliates or any of their respective control persons, officers, directors or employees shall be liable to Subscriber (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind provided to Subscriber concerning HPX, the Issuer, the Company, this Subscription Agreement or the transactions contemplated hereby. On behalf of itself and its affiliates, the Subscriber releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Subscription. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the Subscription. Subscriber gives this release freely and after obtaining independent legal advice.

(t)	Subscriber agrees that, notwithstanding Section 7.8 of this Subscription Agreement, the Placement Agents and the Company may rely upon the representations and warranties made by Subscriber to the Issuer and HPX in this Subscription Agreement.

(u)	No broker, finder or other financial consultant is acting or has acted on Subscriber’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of HPX, the Company or the Issuer or their respective affiliates for the payment of any fees, costs, expenses or commissions.

(v)	Subscriber (for itself and for each account for which it is acquiring the Shares) is aware of and acknowledges the fact that, in addition to their capacity as a Placement Agent in connection with the Subscription, (i) Credit Suisse Securities (USA) Inc. acted as a book-running manager of the initial public offering of HPX, and (ii) BofA Securities Inc. is acting as financial advisor to the Company in connection with the Transactions, and therefore conflicts of interest may arise.

4.	Registration Statement.

4.1	The Issuer agrees that, within thirty (30) calendar days after the consummation of the Transactions Closing (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day (or the 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Filing Date and (ii) the tenth (10th) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include such shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer beneficially owned by Subscriber (or any unit trust beneficially owning such securities and which is managed by Subscriber) and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request in writing that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. Notwithstanding the foregoing, if the Effectiveness Date falls on a day which is not a business day or other day that the Commission is closed for business, the Effectiveness Date shall be extended to the next business day on which the Commission is open for business. Further notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4.

4.2	In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request by Subscriber in writing, inform Subscriber as to the status of such registration. At its sole expense, the Issuer shall:

(a)	except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions and update or amend the Registration Statement as necessary to include the Shares and provide customary notice to holders of the Shares, until the earliest of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber who is not an affiliate of the Issuer may be sold without restriction under Rule 144 promulgated under the Securities Act, including any volume and manner of sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the date the initial registration statement filed hereunder is declared effective (such date, the “End Date”);

(b)	advise Subscriber within five (5) business days:

(i)	when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)	after it shall have obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)	of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above may constitute material, nonpublic information regarding the Issuer;

(c)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)	upon the occurrence of any event contemplated in Section 4.2(b)(iv), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)	use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Shares are then listed beginning on, or as promptly as reasonably practicable following, the Effectiveness Date;

(f)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby; and

(g)	use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144 for so long as Subscriber holds Shares.

Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of the Shares under the Registration Statement.

4.3	Upon Subscriber’s request, the Issuer shall take all necessary steps required of it to cause the Transfer Agent to (i) remove the restrictive legend referred to above in Section 3.3(e), as promptly as practicable and no later than five (5) business days after such request and (ii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company (“DTC”), at Subscriber’s option, provided that in each case (a) such Shares are registered for resale under the Securities Act or (b)(A) Subscriber has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144 and (B) the Issuer, its counsel or the Transfer Agent have received customary representations and other documentation from Subscriber that is reasonably necessary to establish that such restrictive legend is no longer required as reasonably requested by the Issuer, its counsel or the Transfer Agent. The Issuer shall be responsible for the fees of the Transfer Agent and its counsel and any fees of DTC incurred in connection with such legend removal requests.

4.4	Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (x) if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements and (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Issuer’s (including the combined company after giving effect to the Transactions) Annual Report on Form 20-F for its first completed fiscal year following the Closing (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement for more than ninety (90) consecutive days or for more than one hundred and twenty (120) total calendar days, in each case, during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.5	Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by Section 4.4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.5) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

4.6	The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless Subscriber (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors and agents, and each person who controls Subscriber (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein, (ii) such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, or (iii) such Losses result from the use of the Registration Statement by Subscriber after Subscriber has received notice of a Suspension Event in accordance with Section 4.4; provided, however, that the indemnification contained in this Section 4.6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of Subscriber to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Issuer, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 4.4. The Issuer shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4.6 of which the Issuer is aware.

4.7	Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, the Company and their respective directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4.7 of which Subscriber is aware of which Subscriber shall seek indemnification under this Subscription Agreement; provided that the failure by Subscriber to give such notice shall not relieve the Issuer of its indemnification obligations hereunder, except to the extent that the failure to give such notice is materially prejudicial to the Issuer’s ability to defend such claim or litigation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Subscriber.

4.8	For the purposes of this Subscription Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 4.6 or Section 4.7 (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 4.6 or Section 4.7 (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 4.6 or Section 4.7 (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a Third Party Proceeding shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to such Third Party Proceeding, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such Third Party Proceeding. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the party of such Indemnified Party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

4.9	If the indemnification provided under Section 4.6 or Section 4.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 4.6 and Section 4.7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.9 from any person who was not guilty of such fraudulent misrepresentation. Each Indemnifying Party’s obligation to make a contribution pursuant to this Section 4.9 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

5.	Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the Parties hereto to terminate this Subscription Agreement, (iii) the Outside Date (as defined in the Business Combination Agreement) if the Closing has not occurred on or prior to such date; (iv) the Issuer’s notification to Subscriber in writing that it has abandoned its plans to move forward with the Transactions and/or terminates Subscriber’s obligations with respect to the Subscription without the delivery of the Shares having occurred or (v) if any of the conditions to Closing set forth in Section 2.2 or Section 2.3 are not satisfied or waived on or prior to the Closing Date, and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon a valid termination of this Subscription Agreement pursuant to this Section 5, after the delivery by Subscriber of the Subscription Price for the Shares, if the payment was in made in cash, the Issuer shall promptly (but not later than three (3) business days thereafter) cause the escrow agent or its bank (as applicable) to return the Subscription Price (to the extent such Subscription Price was received prior to such termination) to the Subscriber without any deduction for, or on account of, any tax, withholding, charges or set-off; or, if the payment was made in kind, the Partial Loan Contribution Documents shall be considered null and void and the Issuer and the Subscriber will take all actions necessary to unwind the Partial Loan Contribution.

6.	Trust Account Waiver.

Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that it has had access to and has read and had an adequate opportunity to review the publicly filed prospectus of HPX, available at www.sec.gov (the “Prospectus”) and understands that HPX has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of HPX’s public shareholders (including the public shareholders of the overallotment shares acquired by HPX’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, HPX may disburse monies from the Trust Account only: (i) to the Public Shareholders with respect to redemptions by the Public Shareholders, (ii) to the Public Shareholders if HPX fails to consummate a Business Combination (as defined in the Prospectus) within twenty-four (24) months after the closing of the IPO, subject to extension by an amendment to HPX’s organizational documents, (iii) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes or (iv) to HPX after or concurrently with the consummation of a Business Combination (as defined in the Prospectus). Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither Subscriber nor any of its affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) in connection with any claim that arises as a result of, in connection with, or relating to, this Subscription Agreement or any other transaction agreement (as defined in the Business Combination Agreement, the “Transaction Agreement”), regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability under this Subscription Agreement or any other Transaction Agreement (collectively, the “Released Claims”); provided, however, that Released Claims shall be deemed not to include the right of a Subscriber to make a claim as a Public Shareholder in respect of any HPX shares it may hold pursuant to subclauses (i) or (ii) of the immediately preceding sentence. Subscriber on behalf of itself and its affiliates, hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) in connection with any Released Claims (including for an alleged breach of this Subscription Agreement). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by HPX and its affiliates to induce HPX to enter into this Subscription Agreement and the other Transaction Agreements, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable Law. To the extent Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with or relating to any Released Claim, which action or proceeding seeks, in whole or in part, monetary relief against HPX or its representatives, Subscriber hereby acknowledges and agrees that Subscriber’s and each of its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Subscriber or any of its affiliates commences any action or proceeding against HPX, any of its affiliates or any of their respective representatives based upon, in connection with or relating to any Released Claim, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief or otherwise, HPX and its representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates the associated legal fees and costs in connection with any such action, in the event HPX or its representatives, as applicable, prevails in such action or proceeding.

7.	Miscellaneous.

7.1	Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement no later than immediately prior to the Transactions Closing.

(a)	Subscriber acknowledges that (i) the Issuer and HPX will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of Subscriber contained in this Subscription Agreement and (ii) that the Placement Agents and the Company will rely on, and are third party beneficiaries of, the acknowledgments, understandings, agreements, covenants, representations and warranties of Subscriber contained in Section 3.3 and Section 7. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and HPX if any of the acknowledgments, understandings, agreements, covenants, representations and warranties made by Subscriber set forth herein are no longer accurate. In addition, the Issuer and HPX each acknowledges and agrees that each of the Placement Agents and the Company is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Issuer or HPX (as applicable) contained in this Subscription Agreement.

(b)	Each of HPX and the Issuer acknowledges that Subscriber will rely on the acknowledgements, understandings, agreements, covenants, representations and warranties of HPX and the Issuer, respectively, contained in this Subscription Agreement. Prior to the Closing, each of the Issuer and HPX agrees to promptly notify Subscriber if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by Issuer or HPX, as applicable, set forth herein are no longer accurate in all material respects.

(c)	Subscriber acknowledges and agrees that no party to the Business Combination Agreement (other than the Issuer and HPX) nor any Non-Party Affiliate (as defined below), shall have any liability to Subscriber or any Other Subscriber pursuant to, arising out of or relating to this Subscription Agreement, or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company, HPX, or any Non-Party Affiliate concerning the Issuer, the Company, HPX, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, investment manager, manager, direct or indirect equityholder, investors, representatives, agents, predecessors, successors, assigns, or affiliate of the Issuer, the Company, HPX, or any of the Issuer’s, the Company’s or HPX’s respective affiliates or any family member of the foregoing.

(d)	Each of the Issuer, HPX, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as requested by law, rule or regulation in any administrative, legal, regulatory or stock exchange proceeding or official inquiry with respect to the matters covered hereby.

(e)	The Issuer and HPX may request from Subscriber such additional information as the Issuer and HPX may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, to register the resale of the Shares or otherwise consummate or evidence the transaction contemplated by this Subscription Agreement, and Subscriber shall promptly provide such information as may be reasonably requested to the extent readily available and consistent with its internal policies; provided that (subject to Section 7.19 below) each of the Issuer and HPX agrees to keep any such information provided by Subscriber confidential other than as necessary to include in any registration statement the Issuer is required to file hereunder or in connection herewith. Subscriber acknowledges and agrees that if it does not provide the Issuer with such requested information, the Issuer may not be able to register the Shares for resale pursuant to Section 4 hereof. Subscriber hereby agrees that the Subscription Agreement, as well as the nature of Subscriber’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the Commission and in any registration statement, proxy statement, consent solicitation statement or any other Commission filing to be filed by the Issuer or HPX in connection with the issuance of the Shares contemplated by this Subscription Agreement and/or the Transactions, in each case without Subscriber’s prior written consent.

(f)	As promptly as practicable, and in any event within ten (10) Business Days after the date of this Subscription Agreement, the Issuer shall actively and diligently coordinate the preparation and file before CADE any required notifications or filings according to the Brazilian antitrust laws in connection with this Subscription Agreement and the Business Combination Agreement. The Subscriber shall promptly and in good faith provide for all information reasonably requested by the Issuer in connection with any such notifications and filings, if any. The Parties shall cooperate with each other and use their commercially reasonable efforts to obtain CADE’s approval by means of the fast track procedure (Procedimento Sumário), as applicable. All costs and expenses incurred in connection to the notifications and filings before CADE, if any, shall be borne by the Issuer. “CADE” shall mean Conselho Administrativo de Defesa Econômica, the Brazilian Antitrust Authority.

(g)	Except as otherwise expressly provided in this Subscription Agreement, eachparty shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.2	No Short Sales. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of the Issuer, the Subscriber or HPX, as applicable, prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of Subscriber is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers or desks managing other portions of Subscriber’s assets, this Section 7.2 shall apply only with respect to the portion of assets managed by the portfolio manager or desk that made the investment decision to purchase the Shares covered by this Subscription Agreement.

7.3	Additional Information. HPX and the Issuer may request from Subscriber such additional information as is necessary for HPX or the Issuer, as applicable, to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange or the Financial Industry Regulatory Authority, and Subscriber shall promptly provide such information, provided that subject to Section 7.19 the Issuer and HPX shall keep any such information provided by Subscriber confidential to the extent permitted by applicable law. Subscriber acknowledges that HPX or the Issuer may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of HPX or the Issuer, as applicable.

7.4	Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder (a courtesy copy of any notice sent shall also be sent via email):

(a)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(b)	if to the Issuer, to:

c/o Emergência Participações S.A.

Avenida Angélica, nº 2346

5th floor, room 4, Consolação,

01228-200, São Paulo - SP Brazil

Attention:	Luciana Freire Barca Nascimento; Alessandra Bessa Alves de Melo

Email:	luciana.barca@tbj.com.br; alessandra.bessa@ambipar.com

with a required copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
Av. Presidente Juscelino Kubitschek, 1455
12th Floor, Suite 121
São Paulo, SP 04543-011
Brazil
Attention: Grenfel S. Calheiros
Email:gcalheiros@stblaw.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
04538-133 São Paulo - SP Brazil
Attention: J. Mathias von Bernuth; Maxim Mayer-Cesiano
Email: mathias.vonbernuth@skadden.com; maxim.mayercesiano@skadden.com

(c)	if to HPX, to:

HPX Corp.

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

Attention:	Carlos Piani
Email:	cpiani@hpxcorp.com

with a required copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
04538-133 São Paulo - SP Brazil
Attention: J. Mathias von Bernuth; Maxim Mayer-Cesiano
Email: mathias.vonbernuth@skadden.com; maxim.mayercesiano@skadden.com

7.5	Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any letter of intent entered into relating to the subject matter hereof, except that, subject to Section 7.19(a), any confidentiality agreement with respect to Subscriber or its affiliates shall remain in full force and effect following any amendment, modification, waiver or termination of this Subscription Agreement.

7.6	Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of HPX, the Issuer and Subscriber.

7.7	Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement), other than an assignment to any controlled affiliate of Subscriber or any fund or account managed by the same investment manager as Subscriber or a controlled affiliate thereof (as defined in Rule 12b-2 of the Exchange Act), subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Price and other terms and conditions; provided, however, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement. For the avoidance of doubt, any transaction contemplated by the Business Combination Agreement shall be deemed not to constitute an assignment of this Subscription Agreement or any rights, interests or obligations that may accrue to the parties hereunder.

7.8	Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as set forth in Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 7.1(a), Section 7.1(c) and Section 7.1(d), this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.9	Governing Law. This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

7.10	Consent to Jurisdiction; Waiver of Jury Trial. Any proceeding or action based upon, arising out of or related to this Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (the “Designated Courts”), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such Designated Court in any such proceeding or action, (ii) irrevocably waives any claims of immunity from jurisdiction and any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or action shall be heard and determined only in any such Designated Court, and (iv) agrees not to bring any proceeding or action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 7.10. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.

7.11	Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.12	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.13	Remedies.

(a)	The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties and third-party beneficiaries hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.10, this being in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of the Issuer and HPX to cause Subscriber, the right of HPX to cause the Issuer, the right of the Issuer to cause HPX and the right of Subscriber to cause the Issuer and HPX to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(b)	The parties acknowledge and agree that this Section 7.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

7.14	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur substantially concurrently with the consummation of the Transactions Closing, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions Closing and remain in full force and effect.

7.15	Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.16	Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.17	Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

7.18	Mutual Drafting. Each provision of this Subscription Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7.19	Cleansing Statement; Consent to Disclosure.

(a)	HPX shall, by no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer or HPX or their respective representatives has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s and HPX’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer or HPX or any of their respective officers, directors, employees or agents (including the Placement Agents) relating to the transactions contemplated by this Subscription Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, HPX or any of their affiliates or agents, relating to the transactions contemplated by this Subscription Agreement.

(b)	Neither HPX nor the Issuer shall issue any press releases or other public communications relating to the transactions contemplated hereby that reference the Subscriber or its affiliates or investment advisers by name without the prior written consent of Subscriber. This restriction shall not apply to the extent public disclosure is required by applicable securities law, any governmental authority or stock exchange rule or as otherwise requested by the staff of the Commission or the request of any other regulatory or governmental agency; provided, that in the event such disclosure is required, HPX or the Issuer, as applicable, shall to the extent practicable and legally permissible, provide Subscriber with prior written notice of such permitted disclosure and consider, in good faith, any comments provided by Subscriber. Subject to the limitations of the following sentence, Subscriber hereby consents to the publication and disclosure in any Form 8-K or Form 6-K filed by the Issuer or HPX with the Commission, in any filing with the Commission made in connection with the Business Combination Agreement and the Transactions, including any proxy statement, prospectus or registration statement related thereto or any other filing with the Commission pursuant to applicable securities laws, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer or HPX, a copy of this Subscription Agreement. The Issuer or HPX shall provide a draft of any proposed disclosures under this Section 7.19(b) to Subscriber reasonably in advance of the release of such disclosures, but in no event less than one (1) business day prior to release, and shall consider in good faith any revisions to such disclosure proposed by Subscriber. Notwithstanding the foregoing or anything contained to the contrary in this Section 7.19, the Issuer may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing Subscriber with any notification thereof, unless Subscriber is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

7.20	Regulatory Compliance. Subscriber hereby agrees that it shall comply with all applicable requirements in connection with the Subscription and shall coordinate with the Issuer or HPX, as applicable, to upon request provide information regarding the Subscriber as may reasonably be requested by any applicable governmental authority relating to the Subscription or the Transactions.

8.	Independent Obligations. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber (except where such Other Subscriber is managed by or under common management with Subscriber) and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber, on the one hand, and any Other Subscriber, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscriber are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements; provided that it is acknowledged that certain Subscribers may be managed by, or under common management with, an Other Subscriber. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

9.	Certain Tax Matters. The parties acknowledge and agree that for U.S. federal income tax purposes, Subscriber shall be deemed to be the owner of any funds transferred by Subscriber to any escrow account (if applicable) unless and until such funds are disbursed to Issuer in accordance with the terms of this Subscription Agreement, which disbursement shall occur, for the avoidance of doubt, following the First Effective Time.

10.	Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[Signature Page Follows]

IN WITNESS WHEREOF, each of HPX, the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

AMBIPAR EMERGENCY RESPONSE

By:
Name: Thiago da Costa Silva
Title: Director

HPX Corp.

By:
Name: Carlos Piani
Title: Director

AMBIPAR PARTICIPAÇÕES E EMPREENDIMENTOS S.A.

By:
Name: Luciana Freira Barca Nascimento
Title: Officer

By:
Name: Thiago da Costa Silva
Title: Officer

Ambipar Participações e Empreendimentos S.A.
Avenida Pacaembu, 1088,
Room 09, Pacaembu,
01234-000, São Paulo - SP Brazil
Attention: Luciana Freire Barca Nascimento;
Alessandra Bessa Alves de Melo
Email: luciana.barca@tbj.com.br; alessandra.bessa@ambipar.com

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by the Subscriber and forms a part of this Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.            QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.            ☐ Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and has marked and initialed the appropriate box on the following pages indicating the provision under which Subscriber qualifies as a QIB.

2.            ☐ Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.            INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box if applicable):

☐ Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) and has marked and initialed the appropriate box on the following pages indicating the provision under which Subscriber qualifies as an institutional “accredited investor.”

*** OR ***

C.	NON-U.S. PERSON STATUS (Please check the box if applicable):
	☐	We are a non-U.S. person located outside of the United States.

*** AND ***

D.            AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐   is:

☐   is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Qualified Institutional Buyers

Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):

☐     Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:

☐     is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐     is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐     is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐     is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐     is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐     is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐     is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐     is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐     is an investment adviser registered under the Investment Advisers Act; or

☐     any accredited investor, as defined in Rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed above;

☐     Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;

☐     Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐     Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐     Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐     Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Institutional Accredited Investors

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐     Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐     Any broker or dealer registered pursuant to section 15 of the Exchange Act;

1	“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided, that (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

☐     Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐     Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐     Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐     Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐     Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐     Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐     Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering and that has total assets in excess of $5,000,000;

☐     Any rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐     Any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐     Any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

☐     Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act.